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                                                                    EXHIBIT 23.8

                         CONSENT OF EVERCORE GROUP INC.

Board of Directors
CBS Corporation
51 West 52nd Street
New York, New York 10019

   We hereby consent to the inclusion of our opinion letter, dated as of September 6, 1999, to the Board of Directors of CBS Corporation ("CBS") as Annex I to the Joint Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of CBS and Viacom Inc. and to the references therein to Evercore Group Inc. and Evercore Partners Inc. under the captions "Summary--Fairness Opinions of Financial Advisors," "The Merger--Background to the Merger," "The Merger--Reason for the Merger and Board Recommendations," and "The Merger--Opinions of Financial Advisors." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, not do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Evercore Group Inc.

                                          By: [Signature appears here]
                                             __________________________________

New York, New York
September 30, 1999